CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Tidal ETF Trust (the “Amendment”).

We also consent to the incorporation of our report dated November 12, 2018 with respect to the financial statements of the Aware Ultra-Short Duration Enhanced Income ETF as of November 8, 2018 included in the Amendment filed with the Securities and Exchange Commission.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 21, 2018